                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               READICARE, INC.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- - --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                READICARE, INC.

                              446 OAKMEAD PARKWAY
                          SUNNYVALE, CALIFORNIA 94086

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 19, 1995

                               ----------------

  Notice is hereby given that the Annual Meeting of Stockholders of ReadiCare, Inc., a Delaware corporation (the "Company"), will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Wednesday, July 19, 1995, at 1:30 p.m., Pacific Daylight Time.

  At the Annual Meeting, the stockholders will consider and act upon the following proposals:

  1. To elect four Directors of the Company to hold office for a one-year term or until their successors are elected and qualified;

  2. To ratify the election of standing committee chairmen for the succeeding year;

  3. To ratify the selection of Price Waterhouse LLP to audit the consolidated financial statements of ReadiCare, Inc. for the fiscal year beginning March 1, 1995; and

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shares represented by properly executed proxies will be voted in accordance with the specifications stated therein, and it is the intention of the Board of Directors that shares represented by proxies, which are not limited to the contrary, will be voted FOR the election of Directors and FOR each of the proposals specified. In addition, the shares represented by properly executed proxies specifying a vote FOR Proposal 1 above regarding the election of Directors, may be cumulated by the proxy holder(s) to cause the election of as many of the nominees set forth in Proposal 1 above as possible.

  All stockholders are cordially invited to attend the annual meeting in person. In order to assure that at least 4,102,600 shares are represented and that a quorum is present, those who cannot attend are urged to complete, sign and date the accompanying proxy and return it promptly in the enclosed envelope. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person or may change your vote by the delivery of a later dated proxy.

  The Board of Directors has fixed the close of business on May 26, 1995, as the record date for determining stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof.

                                          By order of the Board of Directors,

                                          /s/ DENNIS G. DANKO
                                          -----------------------------------
                                          Dennis G. Danko
                                          Chairman

Sunnyvale, California
June 14, 1995

                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

                                READICARE, INC.

                              446 OAKMEAD PARKWAY
                          SUNNYVALE, CALIFORNIA 94086

                               ----------------

                                PROXY STATEMENT

                                 JUNE 14, 1995

                         ANNUAL MEETING OF STOCKHOLDERS

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of ReadiCare, Inc. (the "Company") of your proxy for use at the Annual Meeting of Stockholders to be held July 19, 1995, or at any adjournment thereof (the "Meeting"). This Proxy Statement, Notice of Annual Meeting of Stockholders and the accompanying proxy card are being mailed to all stockholders on or about June 14, 1995.

  Any stockholder may revoke a proxy at any time prior to its exercise by filing a later dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

  On May 26, 1995, the date (the "Record Date") fixed by the Board of Directors for determining the stockholders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 8,205,199 shares of Common Stock, $.01 par value. Stockholders have one vote for each share of Common Stock held of record as of the Record Date on all business of the Meeting, except that stockholders have cumulative voting rights with respect to the election at the Meeting of four directors. No stockholders may cumulate votes unless a stockholder has announced at the Meeting his intention to do so, but if any stockholder makes such an announcement, all stockholders may cumulate votes. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by him, or to distribute his votes on the same principle among two or more nominees, as he sees fit. The four nominees for Director receiving the highest number of votes at the Meeting will be elected.

  A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. As to the proxies for which no instructions are given, such proxy will be voted FOR the election of nominees for Director listed and for each of the proposals specified in this proxy statement. If the notice of cumulative voting is properly given by any stockholder, votes represented by properly executed proxies with no instructions specified therein, will be cumulated by the named proxies and will be distributed among all or fewer than all of the nominees in such manner as the named proxies in their discretion shall determine. The proxy also confers discretionary authority on the persons designated therein to vote on other business, not currently contemplated, which may come before the Meeting.

  Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an "abstention"). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"). Abstentions and broker non-votes are each tabulated separately. The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares entitled to vote and present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In determining whether a proposal has been approved, abstentions of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

                           BENEFICIAL SHARE OWNERSHIP

  The beneficial share ownership in the Company as of May 26, 1995 of each director and named executive officer, all directors and executive officers as a group, and of the stockholders who are known by the Company to own five percent or more of the outstanding shares of Common Stock, and the percentages of outstanding shares held by each such person or group were as follows:

                                                                        NO. OF SHARES    PERCENTAGE
                                                                       OF COMMON STOCK    OF COMMON
                                                                            OWNED           STOCK
         NAME AND ADDRESS              POSITION HELD WITH COMPANY     BENEFICIALLY(1)(2) OUTSTANDING
         ----------------              --------------------------     ------------------ -----------
Dennis G. Danko..................               Director                    999,350         12.2%
                                         Chairman, President and
                                         Chief Executive Officer
Steve E. Busby...................    Senior Vice President, Finance          57,500           *
                                              and Secretary
Thomas P. Carey..................   Senior Vice President, Operations       114,650         1.4%
Alfred E. Osborne, Jr............               Director                     96,750(3)      1.2%
James M. Hall....................               Director                     55,000           *
Harry L. Casari..................               Director                        --            *
Dimensional Fund Advisors, Inc...                                           500,900(4)      6.1%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
All directors and named executive
 officer as a group (6 persons)..                                         1,323,250         16.1%

- - --------
*  Less than 1%
(1) Includes 345,000, 57,500, 62,250, 45,000 and 45,000 shares subject to options which are exercisable on or within 60 days after May 26, 1995 by Messrs. Danko, Busby, Carey, Osborne and Hall.
(2) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
(3) Includes 10,750 shares for which Mr. Osborne has voting power, but for which he disclaims beneficial ownership.
(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 500,900 shares of ReadiCare, Inc. stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

  Directors serve for a term of one year or until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

NOMINEES

  Certain information with respect to the nominees for directors is set forth below. Each nominee is presently a member of the Board of Directors.

          NAME                               AGE            POSITION
          ----                               ---            --------
      Dennis G. Danko.......................  48 Director, Chairman, President &
                                                     Chief Executive Officer
      Harry L. Casari.......................  58            Director
      James M. Hall.........................  61            Director
      Alfred E. Osborne, Jr.................  50            Director

  A brief summary of the business experience for the past five years of the nominees for directors of the Company is as follows:

  DENNIS G. DANKO, the Company's founder and Chairman, has been President, Chief Executive Officer and Director since the inception of the Company in 1982. Mr. Danko received a bachelor's degree in economics from Clemson University and a master's degree in health care management from the University of Pittsburgh. Mr. Danko has over 20 years of management experience in the health care field, holding executive management positions with various publicly-held health care organizations, including American Medical International, Inc., and National Medical Enterprises, Inc.

  HARRY L. CASARI joined the Board of Directors in April, 1995. He is a certified public accountant and private investor. Mr. Casari was associated with Ernst & Young, LLP from 1969 until 1994 when he retired as a partner. He is a member of the California Society of Certified Public Accountants and American Institute of Certified Public Accountants, and serves as a director of COHU, Inc. and Infrasonics, Inc.

  JAMES M. HALL has been a Director since November 1989. Mr. Hall is an attorney engaged in private practice in San Diego, California. Mr. Hall also served as the California Secretary of Health and Welfare from 1971 to 1972 in the Cabinet of former California Governor, Ronald Reagan, and as the California Secretary of Business, Transportation and Housing in 1970. Mr. Hall served as the California Superintendent of Banks from 1967 to 1970. Mr. Hall is also a director of Pinkerton, Inc.

  DR. ALFRED E. OSBORNE, JR. has served as a Director since 1986. He is presently the Director of the Harold Price Center for Entrepreneurial Studies and an Associate Professor of Business Economics at UCLA. Dr. Osborne has been employed by UCLA since 1972, except during the two year period between July 1977 and September 1979 during which time he was on leave as a Brookings Institution Economic Policy Fellow at the Securities and Exchange Commission. From January 1984 until June 1987 he served as an Associate Dean. Dr. Osborne is a director of First Interstate Bank of California, Greyhound Lines, Inc., Nordstrom, Inc., Seda Specialty Packaging Corporation, The Times Mirror Company, and United States Filter Corporation. He is an independent General Partner of Technology Funding Venture Partners V, and a member of Governor Wilson's Council of Economic Advisors of California.

  UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD, THE SHARES REPRESENTED BY PROXIES WILL BE VOTED FOR THE FOUR NOMINEES NAMED ABOVE, IN SUCH PROPORTIONS AS THE PROXY HOLDER SEES FIT. SHOULD ANY NOMINEE DECLINE OR BE UNABLE TO ACCEPT NOMINATION OR ELECTION, WHICH IS NOT ANTICIPATED, THE PROXIES WILL BE VOTED FOR SUCH SUBSTITUTE AS MAY BE DESIGNATED BY THE BOARD OF DIRECTORS.

COMMITTEES OF THE BOARD

  The Board of Directors has standing Audit, Executive Compensation and Stock Option, and Strategic Planning Committees. It does not have a nominating committee or a committee performing the functions of a nominating committee.

  The Audit Committee meets at least annually with financial management and the Company's independent certified public accountants to review the work of each and to ensure that each is properly discharging its responsibilities. The independent certified public accountants have free access to the Audit Committee, without management representatives present, to discuss the results of their examination and their opinion with respect to the adequacy of internal controls and the quality of financial reporting of the Company. The Audit Committee recommends to the Board of Directors the selection of the firm of independent certified public accountants to audit the financial statements of the Company. The members of the Audit Committee are Harry L. Casari, acting Chairman, Alfred E. Osborne, Jr., and James M. Hall.

  The Executive Compensation and Stock Option Committee has the responsibility to meet with management to review the compensation policies and practices of the Company, to formulate recommendations to the Board of Directors on these policies and practices, to recommend to the Board the level of compensation of executive officers, and to make recommendations to the Board concerning compensation of directors. The members of the Executive Compensation and Stock Option Committee are James M. Hall, Chairman, Alfred E. Osborne, Jr., and Harry
L. Casari.

  The Strategic Planning Committee has the responsibility to meet with management to review the annual operating plans developed by management, and to formulate along with management long-term strategic and business plans to enhance stockholder value. The members of the Strategic Planning Committee are Alfred E. Osborne, Jr., Chairman, James M. Hall, Harry L. Casari and Dennis G. Danko.

MEETINGS OF THE BOARD AND COMMITTEES

  During the fiscal year ended February 28, 1995, the Board of Directors held six (6) meetings, the Audit Committee of the Board held one (1) meeting, the Executive Compensation and Stock Option Committee of the Board held three (3) meetings, and the Strategic Planning Committee of the Board held three (3) meetings. Each of the nominees for election at the Annual Meeting attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors of which they are members.

COMPENSATION TO DIRECTORS

  Non-employee directors are paid $1,000 for each Board of Directors meeting attended, plus reimbursement of reasonable expenses in attending meetings. No fees or reimbursements are paid for telephonic meetings or committee meetings.

  During fiscal year 1992, the stockholders approved a stock option plan, (the "Directors' Plan"), whereby non-qualified stock options to purchase a total of 200,000 shares of Common Stock may be granted to members of the Company's Board of Directors. During fiscal year 1994, the stockholders approved an amendment to the Directors' Plan providing for an automatic grant of options to each non-employee director to purchase 10,000 shares of Common Stock upon initial election to the Board of Directors, options to purchase 7,500 shares of Common Stock annually upon re-election to the Board of Directors, and options to purchase 5,000 shares of Common Stock annually upon election as the chairman of a standing committee of the Board of Directors. The options are for a term of five years and may be exercised six months after the date of grant. During the fiscal year ended February 28, 1995, options for 37,500 shares were granted at $1.63 per share, fair market value at date of grant, under the Directors' Plan. At February 28, 1995, options to purchase 130,000 shares were issued, outstanding and eligible under the Directors' Plan for exercise, and options to purchase 70,000 shares were available for future grant.

                                   PROPOSAL 2

            RATIFICATION OF ELECTION OF STANDING COMMITTEE CHAIRMEN
                            FOR THE SUCCEEDING YEAR

  The Board of Directors has elected the individuals set forth below to be chairman of the standing committee of the Board of Directors set forth opposite such director's name and recommends that the stockholders ratify such election. Such elections are subject to such individuals being re-elected as directors of the Company by the stockholders at the Annual Meeting. Biographical information with respect to such directors is located in this Proxy Statement under the heading "Election of Directors".

      Harry L. Casari.................... Chairman of the Audit Committee
      James M. Hall...................... Chairman of the Executive Compensation
                                           and Stock Option Committee
      Alfred E. Osborne, Jr.............. Chairman of the Strategic
                                           Planning Committee

  This matter is being submitted to the stockholders pursuant to the requirements of the Directors' Plan. In the event of a negative vote, the Board of Directors will reconsider its selections.

BOARD RECOMMENDS APPROVAL

  The Board of Directors recommends that the stockholders ratify the election of Messrs. Casari, Hall and Osborne as the chairmen of the standing committees of the Board of Directors. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S OUTSTANDING COMMON STOCK REPRESENTED AND ENTITLED TO VOTE IS REQUIRED TO RATIFY SUCH ELECTIONS.

                                   PROPOSAL 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the fiscal year beginning March 1, 1995 and recommends that the stockholders confirm such selection. In the event of a negative vote, the Board of Directors will reconsider its selection. Price Waterhouse LLP has audited the Company's financial statements since the year ending February 28, 1991. Representatives of Price Waterhouse LLP are expected to be available at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

BOARD RECOMMENDS APPROVAL

  The Board of Directors recommends that the stockholders ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year beginning March 1, 1995.

                       COMPENSATION TO EXECUTIVE OFFICERS

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Performance Graph on page 7 and the Report of the Stock Option and Executive Compensation Committee on page 8 shall not be incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE

  The following table sets forth for the fiscal years ended February 28, 1995, 1994 and 1993 the compensation paid or accrued by the Company for the Chief Executive Officer and all other executive officers of the Company (the "Named Executive Officers").

                                                    LONG-TERM
                              ANNUAL COMPENSATION  COMPENSATION
                              -------------------- ------------
   NAME AND PRINCIPAL                                 AWARDS        ALL OTHER
        POSITION         YEAR SALARY ($) BONUS ($) OPTIONS (#)  COMPENSATION ($)*
   ------------------    ---- ---------- --------- ------------ -----------------
Dennis G. Danko......... 1995  195,000    15,000      60,000          8,624
 Chairman, CEO &
  President              1994  189,850       -0-      60,000          8,648
                         1993  164,100       -0-      50,000          7,176
Steve E. Busby.......... 1995   92,333    10,000      25,000          2,296
 Senior Vice President,
  Finance & Secretary    1994   87,000     4,450      25,000          2,315
                         1993   77,000       -0-      25,000          1,882
Thomas P. Carey......... 1995   90,333    10,000      25,000          2,292
 Senior Vice President,
  Operations             1994   85,500     4,350      25,000          2,309
                         1993   77,500       -0-      10,000          1,884

- - --------
* For all executive officers, amounts include incremental health and disability insurance benefits.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                    POTENTIAL
                                                                   REALIZABLE
                                                                    VALUE AT
                                                                     ASSUMED
                                                                  ANNUAL RATES
                                                                    OF STOCK
                                                                      PRICE
                                                                  APPRECIATION
                                                                   FOR OPTION
                                  INDIVIDUAL GRANTS                 TERM ($)*
                     -------------------------------------------- -------------
                     NUMBER OF   PERCENT OF
                     SECURITIES TOTAL OPTIONS
                     UNDERLYING  GRANTED TO   EXERCISE
                      OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION
  NAME                GRANTED    FISCAL YEAR   ($/SH)     DATE      5%    10%
  ----               ---------- ------------- -------- ---------- ------ ------
Dennis G. Danko.....   60,000       50.0%       2.25      4/99    37,298 82,419
Steve E. Busby......   25,000       20.8%       2.25      4/99    15,541 34,341
Thomas P. Carey.....   25,000       20.8%       2.25      4/99    15,541 34,341

  The following table sets forth information for the fiscal year ended February 28, 1995, with respect to grants of options to purchase Common Stock of the Company to the Named Executive Officers.

- - --------
* Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

  The ReadiCare option plans, other than the Directors' Plan, are administered by a Committee of the Board of Directors. The Committee determines the eligibility of employees and consultants, the number of shares to be granted and the terms of such grants. All stock options granted in fiscal year 1995 had an exercise price equal to the fair market value on the date of grant, and had a term of five (5) years. The Plans also provide for same day sales, i.e., cashless exercises.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal 1995 and unexercised options held as of the end of fiscal 1995.

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                               OPTIONS AT FISCAL YEAR     IN-THE MONEY OPTIONS
                           SHARES                        END               AT FISCAL YEAR END
                          ACQUIRED    VALUE   ------------------------- -------------------------
  NAME                   ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                   ----------- -------- ----------- ------------- ----------- -------------
Dennis G. Danko.........     -0-       -0-      315,000      30,000         -0-          -0-
Steve E. Busby..........     -0-       -0-       33,750      61,250         -0-          -0-
Thomas P. Carey.........     -0-       -0-       54,750      56,250         -0-          -0-

                               PERFORMANCE GRAPH

  The following graph demonstrates the performance of the cumulative total return to the stockholders of the Company's Common Stock during the previous five years in comparison to the cumulative total return of the Standard & Poor's Health Care Composite Index and the Standard & Poor's 500 Stock Index. Note that historic stock price performance is not necessarily indicative of future stock price performance.


                             [GRAPH APPEARS HERE]


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         AMONG ReadiCare Inc., S&P 500 INDEX AND S&P HEALTH CARE CMPST

Measurement Period                          S&P          S&P HEALTH
(Fiscal Year Covered)        ReadiCare      500 INDEX    CARE CMPST
- - -------------------          ---------      ---------    ----------
Measurement Pt-
02/28/90                     $100           $100         $100
FYE 02/28/91                 $286           $115         $146
FYE 02/28/92                 $238           $133         $182
FYE 02/28/93                 $105           $147         $142
FYE 02/28/94                 $ 74           $159         $144
FYE 02/28/95                 $ 57           $171         $186

         REPORT OF THE STOCK OPTION & EXECUTIVE COMPENSATION COMMITTEE

  The compensation policies of ReadiCare, Inc. (the "Company") are determined and administered by the Stock Option & Executive Compensation Committee (the "Committee") of the Board of Directors consisting of Messrs. Hall, Casari, and Osborne. The policies adopted are structured to link the compensation of the executive officers and key management of the Company to enhanced stockholder value, while providing compensation at competitive levels. Through the establishment of short and long-term incentive plans, the Company has attempted to align the financial interests of its executive officers and key management personnel with those of its stockholders.

EXECUTIVE COMPENSATION PHILOSOPHY

  In designing its compensation programs, the Company follows the belief that compensation should reflect the value created for stockholders while supporting the business strategies and long-range plans of the Company, taking into consideration, among other factors, the markets and clients the Company serves and the operating environment faced by the Company. In doing so, the compensation programs reflect the following themes:

  . A competitive compensation program that stresses both the Company's financial performance and individual performance.

  . An annual incentive plan that generates a portion of compensation based on the achievement of specific performance goals and objectives; and, superior individual performance resulting in total annual compensation above competitive levels.

  The Committee reviews and determines the compensation of the executive officers and key management personnel of the Company based on this philosophy on an annual basis.

EXECUTIVE COMPENSATION COMPONENTS

  The Company's executive compensation program consists of three components, each of which is intended to guide the overall compensation philosophy.

  .  Base Salary

  Base salary is intended to be set at levels within the range of the competitive amounts paid to executive officers and key management personnel of companies of similar business structure, size and marketplace orientation. Salary levels are reviewed by the Committee on an annual basis.

  .  Annual Incentive Compensation

  Under an annual incentive plan, annual incentive awards may be granted to the executive officers and other key personnel upon the achievement of annual financial goals and specific objectives established by the Committee or the Company's President at the beginning of the fiscal year.

  .  Stock Options

  Executive officers and other key employees are eligible to receive periodic grants, generally on an annual basis, of stock options pursuant to the terms of the Company's Stock Option Plans. Such grants are intended to retain and motivate executive officers to improve long-term stock market performance and thus Company valuation. Stock options are granted at or above the fair market value of the underlying Common Stock at the date of grant. Generally, stock options vest in installments over multiple years.

FISCAL 1995 ACTIONS

  During fiscal 1995, the Committee reviewed a market analysis of competitive compensation practices for selected executive positions in several other companies of similar size and scope. This analysis then was used by the Committee, in conjunction with its own evaluation of Company performance and individual executive performance, in making specific decisions with respect to the compensation level of the Company's executive officers and key management personnel.

REPORT ON GRANT OF OPTIONS

  Stock options are periodically granted to executive officers and key management personnel of the Company under the Company's Stock Option Plans. Such grant actions are primarily based on the executive's ability to influence the Company's long-term growth and profitability. The Committee believes that stock option grants afford a desirable long-term compensation method because they closely align the interests of management with stockholder value and that grants of stock options are the best way to link directly the financial interests of management with those of stockholders.

  In granting stock options to the Named Executive Officers and to other key employees, the Committee reviewed individual circumstances, taking into account the respective scope of accountability, strategic and operational goals, anticipated performance requirements and contributions of each person, the general market conditions faced by the Company, the performance of the Company versus its competitors, and the importance of maintaining the long-term commitment of executive officers and key employees to the Company. During the first quarter of fiscal 1995, the Committee noted that a number of key employees of the Company held options having exercise prices substantially in excess of the market price of the Company's Common Stock. The Committee believed that one purpose of the stock option plan, to provide equity incentives, would not be achieved for employees holding such options exercisable above the market price. As a result, the Committee granted those holders (other than Named Executive Officers) of 70,000 outstanding options at or in excess of an exercise price of $3.50 per share new options with an exercise price was $2.25 per share. The exchanged options were contingent upon, among other terms, a six month holding period before such options could be exercised by the holder.

CEO COMPENSATION

  Dennis G. Danko, the Chairman, President and Chief Executive Officer of the Company, was compensated at an annual rate of $195,000 for each of the two preceding fiscal years. The Committee's review of compensation practices of other comparable companies indicated that Mr. Danko compensation was at the low end of the annual compensation level paid to other such chief executive officers. In view of the Company's improved performance for the most recent fiscal year compared to operating results for the prior fiscal year, and Mr. Danko's achievement of several other operating objectives, the Committee revised his compensation rate to $205,000. Additionally, Mr. Danko received $15,000 in incentive cash awards for fiscal year 1995.

  The foregoing report has been furnished by Committee members Messrs. Hall, Casari and Osborne.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

  Directors Hall and Osborne comprised the Compensation Committee of the Board of Directors during the fiscal year ended February 28, 1995. Neither of these persons has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during such fiscal year requiring disclosure under item 402(j) of Regulation S-K of the Securities and Exchange Commission.

                             STOCKHOLDER PROPOSALS

  Any proposal of a stockholder intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company no later than February 14, 1996 in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

                            SOLICITATION OF PROXIES

  The Company bears the cost of this solicitation. Proxies may be solicited by mail, telephone, telegraph or personally by directors, officers or regular employees of the Company without remuneration other than normal employees' salaries. The Company will reimburse persons holding shares in their names or in the names of their nominees for expenses of forwarding proxy materials to their principals. Brokerage houses, custodians, nominees and fiduciaries will be reimbursed by the Company for their expenses in forwarding the Board's soliciting material to the Company's beneficial stockholders.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended February 28, 1995 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                 OTHER MATTERS

  The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others.

  STOCKHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1995, BY WRITING THE COMPANY AT 446 OAKMEAD PARKWAY, SUNNYVALE, CALIFORNIA 94086, ATTENTION: STEVE E. BUSBY. THE WRITTEN REQUEST MUST SPECIFY THE STOCKHOLDER'S GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS, SUCH STOCKHOLDER WAS A BENEFICIAL HOLDER OF SHARES OF THE COMPANY'S COMMON STOCK.

                                          /s/ DENNIS G. DANKO
                                          -----------------------------------
                                          Dennis G. Danko
                                          President and Chief Executive
                                          Officer

Sunnyvale, California
June 14, 1995

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PROXY                           READICARE, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL
                MEETING OF STOCKHOLDERS TO BE HELD JULY 19, 1995
  The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual
Meeting of Stockholders and Proxy Statement each dated June 14, 1995, relating to the Annual Meeting of Stockholders of ReadiCare, Inc. (the "Company") to be
held July 19, 1995 and (ii) appoint(s) Dennis G. Danko, Steve E. Busby and each or either of them as proxies, with full power of substitution, and authorizes them, or either of them, to vote all the shares of Common Stock, $.01 par value, of the Company standing in the name of the undersigned at the Annual
Meeting of Stockholders of the Company to be held July 19, 1995 or any adjournment thereof upon the matters specified below.
  1. [_] Except as indicated below, FOR the election of the following persons, who have been nominated for election to the Board of Directors: Dennis G.
     Danko, Harry L. Casari, James M. Hall, and Alfred E. Osborne, Jr.
  Please enter the names of any nominee(s) for whom you wish to withhold authority to vote:
- - --------------------------------------------------------------------------------
  2. TO RATIFY THE ELECTION OF STANDING COMMITTEE CHAIRMEN FOR THE SUCCEEDING
     YEAR:
                    [_] FOR     [_] AGAINST     [_] ABSTAIN
  3. TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT
     AUDITORS FOR THE COMPANY:
                    [_] FOR     [_] AGAINST     [_] ABSTAIN
  4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
     BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
  UNLESS OTHERWISE INDICATED TO THE CONTRARY, THIS PROXY WILL BE TAKEN AS
AUTHORITY TO VOTE FOR THE ABOVE LISTED MATTERS. IN THE EVENT THAT THE
UNDERSIGNED SPECIFIES A CHOICE WITH RESPECT TO THE MATTERS LISTED IN ITEMS 1, 2
AND 3 ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH THAT CHOICE.
                   PLEASE SIGN AND DATE ON THE REVERSE SIDE.
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- - -------------------------------------------------------------------------------
  STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY
PREVIOUSLY MAILED THIS PROXY.

  I/We will attend the meeting Yes [_] No [_]

Dated ____________________________________________________________________, 1995

- - --------------------------------------------------------------------------------
                            Signature of Stockholder

- - --------------------------------------------------------------------------------
                            Signature of Stockholder

IMPORTANT: Please date this Proxy and sign exactly as your name(s) appears. When signing as a fiduciary or as an agent of a corporation, partnership, trust or other entity, please give your full title. When shares are held by joint tenants or tenants in common both should sign the proxy. Please return this Proxy promptly in the enclosed envelope.

    PLEASE DATE, SIGN AND MAIL PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS
                         REQUIRED FOR DOMESTIC MAILING.
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